SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2011

Grid Petroleum Corp.

(Exact name of registrant as specified in its charter)

NV	000-53276	NA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 18th Street, Suite 3000, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-952-7658

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On November 21, 2011, our wholly-owned subsidiary, Joaquin Basin Resources, Inc., a Nevada corporation (“Joaquin”), entered into an amendment (the “Amendment”) to the January 20, 2011 asset transfer agreement (the “Asset Transfer Agreement”) with Xploration, Inc., a Nevada corporation (“Xploration”).

Pursuant to the Asset Transfer Agreement, Xploration assigned to Joaquin its 50% working interest (37.5% net revenue interest) in mineral leases of approximately 4,000 acres in the Kreyenhagen Trend and Joaquin assumed all of the liabilities associated with the leases.

Pursuant to the Amendment, in consideration for a reduction in working interest from 50% to 20% and in consideration for a reduction in net revenue interest from 37.5% to 14%, Xploration will do the following as increased compensation to Joaquin:

The total expenses that Xploration will pay on behalf of Joaquin associated with the mineral leases will exceed $1,100,000. Joaquin will get a full carry on the first well drilled.

The following is a list of the expenses Xploration shall pay on behalf of Joaquin:

1.       Pay all GG&A, estimated to be in excess of $300,000, as determined by Xploration of the leases for the period October 1, 2011 through September 30, 2012.

2.       Pay all lease rentals, estimated to be in excess of $284,000, due for the period October 1, 2011 through September 30, 2012.

3.       Pay all expenses through completion of the first well planned to be on a lease preselected by the geological team (but at Xploration’s election to be drilled on any of the leases), the cost of which is estimated to be in excess of $500,000 (“First Farmin Well”), such well anticipated to be commenced during the period October 1, 2011 through September 30, 2012

4.       In the event Xploration has not commenced drilling the First Farmin Well within the timeframe as referenced in 3. above, then the time period within which Xploration may drill the First Farmin well may be further extended for an additional twelve month period ending September 30, 2013 at Xploration’s sole discretion, by Xploration giving no less than thirty days notice to Joaquin prior to October 1, 2012 and the same conditions per the First Farmin Well only as set forth in 3. would apply to that additional twelve month period provided that the decision to drill a well pursuant to 3. above and this clause 4. rests in the sole and absolute discretion of Xploration.

The foregoing description of the Asset Transfer Agreement, the Amendment and the transaction contemplated thereby is a general description only and is qualified in its entirety by reference to the Asset Transfer Agreement and the Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Asset Transfer Agreement, dated January 21, 2011
10.2	Amendment to the Asset Transfer Agreement, dated November 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grid Petroleum Corp.

/s/ James Powell

James Powell

President

Date: November 22, 2011